Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION
REPORTS FOURTH QUARTER and 2023 RESULTS

SOUDERTON, Pa., January 24, 2024 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. (the "Bank") and its insurance, investments and equipment financing subsidiaries, announced net income for the quarter ended December 31, 2023 was $16.3 million, or $0.55 diluted earnings per share, compared to net income of $23.8 million, or $0.81 diluted earnings per share, for the quarter ended December 31, 2022.

Loans
Gross loans and leases decreased $7.7 million, or 0.1% (0.5% annualized), from September 30, 2023, primarily due to decreases in commercial and construction loans. Gross loans and leases increased $444.0 million, or 7.3%, from December 31, 2022, primarily due to increases in commercial real estate, residential mortgage loans and lease financings.
Deposits and Liquidity
Total deposits decreased $63.4 million, or 1.0% (3.9% annualized), from September 30, 2023, due to decreases in commercial, public funds and brokered deposits, partially offset by an increase in consumer deposits. Total deposits increased $462.3 million, or 7.8%, from December 31, 2022, primarily due to increases in public funds and brokered deposits partially, offset by decreases in commercial and consumer deposits. Noninterest-bearing deposits represented 23.0% of total deposits at December 31, 2023, up from 22.2% at September 30, 2023. At December 31, 2023, unprotected deposits, which excludes insured, internal, and collateralized deposit accounts, represented 23.3% of total deposits, up from 20.8% at September 30, 2023.

As of December 31, 2023, the Corporation had cash and cash equivalents totaling $249.8 million. The Corporation and its subsidiaries had committed borrowing capacity of $3.4 billion at December 31, 2023, of which $1.9 billion was available. The Corporation and its subsidiaries also maintained unused uncommitted funding sources from correspondent banks of $369.0 million at December 31, 2023. Future availability under these uncommitted funding sources is subject to the prerogatives of the granting banks and may be withdrawn at will.

Net Interest Income and Margin
Net interest income of $52.8 million for the three months ended December 31, 2023 decreased $830 thousand, or 1.5%, from the three months ended September 30, 2023, and $9.2 million, or 14.8%, from the three months ended December 31, 2022. The decrease in net interest income was due to increases in the cost of funds and the average balance of interest-bearing liabilities, partially offset by an increase in the yield and average balance of interest-earning assets.

Net interest margin, on a tax-equivalent basis, was 2.84% for the fourth quarter of 2023, compared to 2.96% for the third quarter of 2023 and 3.76% for the fourth quarter of 2022. Excess liquidity reduced net interest margin by approximately ten basis points for the quarter ended December 31, 2023 compared to approximately four basis points for the quarter ended September 30, 2023 and approximately one basis point for the quarter ended December 31, 2022.

Noninterest Income
Noninterest income for the quarter ended December 31, 2023 was $18.6 million, a decrease of $1.8 million, or 9.0%, from the comparable period in the prior year.

Investment advisory commission and fee income decreased $1.0 million, or 18.3%, for the quarter ended December 31, 2023 compared to the comparable period in the prior year. This decrease was primarily driven by a $1.2 million adjustment recorded in the fourth quarter of 2022 for previously unrecorded revenue.

Bank owned life insurance ("BOLI") decreased $407 thousand, or 33.1%, for the quarter ended December 31, 2023 compared to the comparable period in the prior year, primarily due to a death benefit claim of $526 thousand received in the fourth quarter of 2022.

Other income decreased $1.2 million, or 55.6%, for the quarter ended December 31, 2023 compared to the comparable period in the prior year, primarily due to a $1.5 million decrease in interest rate swap income.

Net gain on mortgage banking activities increased $373 thousand, or 85.6%, for the quarter ended December 31, 2023 compared to the comparable period in the prior year, primarily due to increased salable volume.

Noninterest Expense
Noninterest expense for the quarter ended December 31, 2023 was $49.0 million, an increase of $1.7 million, or 3.6%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $293 thousand, or 1.0%, for the quarter ended December 31, 2023 compared to the comparable period in the prior year. The increase reflects our expansion into Maryland and Western Pennsylvania, increased medical claims expense and reduced capitalized compensation, driven by lower loan production. These increases were partially offset by decreases due to the staff reduction that was announced during the second quarter of 2023 and a reduction in incentive compensation due to decreased profitability in current the year.

Deposit insurance premiums increased $642 thousand, or 90.7%, for the quarter ended December 31, 2023 compared to the comparable period in the prior year, primarily driven by an increased industry-wide assessment rate and an increase in our assessment base. Data processing increased $405 thousand, or 10.0%, for the quarter ended December 31, 2023 compared to the comparable period in the prior year, primarily due to our investments in technology in recent years and general price increases incurred in the second half of 2023. Other expense increased $343 thousand, or 4.9%, for the quarter ended December 31, 2023 compared to the comparable period in the prior year, primarily due to increases in retirement plan costs of $236 thousand.

Tax Provision
The effective income tax rate was 20.3% for the quarter ended December 31, 2023, compared to an effective tax rate of 19.6% for the quarter ended December 31, 2022. The effective tax rates for the quarters ended December 31, 2023 and 2022 reflected the benefits of tax-exempt income from investments in municipal securities and loans and leases.

Asset Quality and Provision for Credit Losses
Nonperforming assets were $40.1 million at December 31, 2023 and September 30, 2023 and $33.5 million at December 31, 2022.

Net loan and lease charge-offs were $1.1 million for the three months ended December 31, 2023 compared to $969 thousand and $908 thousand for the three months ended September 30, 2023 and December 31, 2022, respectively. Net loan and lease charge-offs were $5.4 million and $3.9 million for the years ended December 31, 2023 and December 31, 2022, respectively.

The provision for credit losses was $1.9 million for the three months ended December 31, 2023 compared to $2.0 million and $5.4 million for the three months ended September 30, 2023 and December 31, 2022, respectively. The provision for credit losses was $10.8 million for the year ended December 31, 2023 compared to $12.2 million for the year ended December 31, 2022. The allowance for credit losses on loans and leases as a percentage of loans and leases held for investment was 1.30% at December 31, 2023 compared to 1.28% at September 30, 2023 and 1.29% December 31, 2022.

Dividend
On January 24, 2024, Univest declared a quarterly cash dividend of $0.21 per share to be paid on February 21, 2024 to shareholders of record as of February 7, 2024.

Conference Call
Univest will host a conference call to discuss fourth quarter 2023 results on Thursday, January 25, 2024 at 9:00 a.m. EST. Participants may preregister at https://www.netroadshow.com/events/login?show=bfe2e840&confId=59386. The general public can access the call by dialing 1-833-470-1428; using Access Code 989044. A replay of the conference call will be available through February 22, 2024 by dialing 1-866-813-9403; using Access Code 607497.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $7.8 billion in assets and $4.7 billion in assets under management and supervision through its Wealth Management lines of business at December 31, 2023. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations primarily in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices and online at www.univest.net.
# # #
This press release and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to trends or factors affecting the financial services industry and, specifically, the financial condition and results of operations, business, prospects and strategies of Univest. These forward-looking statements involve certain risks and uncertainties in that there are a number of important factors that could cause Univest's future financial condition, results of operations, business, prospects or strategies to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to: (1) competition; (2) inflation and/or changes in interest rates, which may adversely impact our margins and yields, reduce the fair value of our financial instruments, reduce our loan originations and/or lead to higher operating costs; (3) changes in asset quality, prepayment speeds, loan sale volumes, charge-offs and/or credit loss provisions; (4) changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; (5) changes in economic conditions nationally and in our market; (6) economic assumptions that may impact our allowance for credit losses calculation; (7) legislative, regulatory, accounting or tax changes; (8) monetary and fiscal policies of the U.S. government, including the policies of the Board of Governors of the Federal Reserve System; (9) technological issues that may adversely affect our operations or those of our customers; (10) a failure or breach in our operational or security systems or infrastructure, including cyberattacks; (11) changes in the securities markets; (12) the current or anticipated impact of military conflict, terrorism or other geopolitical events; (13) our ability to enter into new markets successfully and capitalize on growth opportunities and/or (14) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission.

(UVSP - ER)

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2023
(Dollars in thousands)

Balance Sheet (Period End)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
ASSETS
Cash and due from banks	$72,815	$68,900	$80,795	$71,215	$84,176
Interest-earning deposits with other banks	176,984	221,441	59,616	67,109	68,623
Cash and cash equivalents	249,799	290,341	140,411	138,324	152,799
Investment securities held-to-maturity	145,777	149,451	153,509	151,347	154,727
Investment securities available for sale, net of allowance for credit losses	351,553	334,538	356,164	367,656	350,256
Investments in equity securities	3,293	4,054	3,443	3,105	2,579
Federal Home Loan Bank, Federal Reserve Bank and other stock, at cost	40,499	42,417	42,811	43,792	33,841
Loans held for sale	11,637	16,473	29,526	5,425	5,037
Loans and leases held for investment	6,567,214	6,574,958	6,462,238	6,239,804	6,123,230
Less: Allowance for credit losses, loans and leases	(85,387)	(83,837)	(82,709)	(80,034)	(79,004)
Net loans and leases held for investment	6,481,827	6,491,121	6,379,529	6,159,770	6,044,226
Premises and equipment, net	51,441	51,287	52,058	52,334	50,939
Operating lease right-of-use assets	31,795	31,053	30,237	31,663	30,059
Goodwill	175,510	175,510	175,510	175,510	175,510
Other intangibles, net of accumulated amortization	10,950	11,079	10,923	11,044	11,384
Bank owned life insurance	131,344	130,522	129,715	128,926	120,297
Accrued interest and other assets	91,793	100,220	96,314	90,095	90,362
Total assets	$7,777,218	$7,828,066	$7,600,150	$7,358,991	$7,222,016

LIABILITIES
Noninterest-bearing deposits	$1,468,320	$1,432,559	$1,582,767	$1,799,225	$2,047,263
Interest-bearing deposits:	4,907,461	5,006,606	4,404,635	4,035,432	3,866,263
Total deposits	6,375,781	6,439,165	5,987,402	5,834,657	5,913,526
Short-term borrowings	6,306	14,676	244,666	271,881	197,141
Long-term debt	310,000	320,000	320,000	220,000	95,000
Subordinated notes	148,761	148,636	148,510	148,385	148,260
Operating lease liabilities	34,851	34,017	33,428	34,846	33,153
Accrued expenses and other liabilities	62,311	64,374	60,922	50,726	58,436
Total liabilities	6,938,010	7,020,868	6,794,928	6,560,495	6,445,516

SHAREHOLDERS' EQUITY
Common stock, $5 par value: 48,000,000 shares authorized and 31,556,799 shares issued	157,784	157,784	157,784	157,784	157,784
Additional paid-in capital	301,066	300,171	299,212	298,167	300,808
Retained earnings	474,691	464,634	453,806	443,493	428,637
Accumulated other comprehensive loss, net of tax benefit	(50,646)	(71,586)	(61,034)	(55,550)	(62,104)
Treasury stock, at cost	(43,687)	(43,805)	(44,546)	(45,398)	(48,625)
Total shareholders’ equity	839,208	807,198	805,222	798,496	776,500
Total liabilities and shareholders’ equity	$7,777,218	$7,828,066	$7,600,150	$7,358,991	$7,222,016

	For the three months ended,					For the twelve months ended,
Balance Sheet (Average)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Assets	$7,865,523	$7,693,983	$7,440,798	$7,219,211	$7,019,381	$7,557,030	$6,956,292
Investment securities, net of allowance for credit losses	489,587	506,341	518,995	515,880	505,717	507,625	515,192
Loans and leases, gross	6,594,233	6,537,169	6,372,342	6,164,890	5,979,581	6,418,664	5,651,265
Deposits	6,470,141	6,222,710	5,844,582	5,834,415	5,837,823	6,095,058	5,841,832
Shareholders' equity	814,941	811,515	806,709	789,153	767,192	805,667	771,499

Univest Financial Corporation
Consolidated Summary of Loans by Type and Asset Quality Data (Unaudited)
December 31, 2023
(Dollars in thousands)

Summary of Major Loan and Lease Categories (Period End)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Commercial, financial and agricultural	$989,723	$1,050,004	$1,039,265	$1,032,753	$1,088,928
Real estate-commercial	3,302,798	3,275,140	3,221,993	3,128,210	3,027,955
Real estate-construction	394,462	427,561	413,404	376,569	381,811
Real estate-residential secured for business purpose	517,002	516,471	517,521	498,505	478,254
Real estate-residential secured for personal purpose	909,015	861,122	832,632	779,557	730,395
Real estate-home equity secured for personal purpose	179,282	176,855	175,090	172,073	176,699
Loans to individuals	27,749	27,331	25,544	28,656	27,873
Lease financings	247,183	240,474	236,789	223,481	211,315
Total loans and leases held for investment, net of deferred income	6,567,214	6,574,958	6,462,238	6,239,804	6,123,230
Less: Allowance for credit losses, loans and leases	(85,387)	(83,837)	(82,709)	(80,034)	(79,004)
Net loans and leases held for investment	$6,481,827	$6,491,121	$6,379,529	$6,159,770	$6,044,226

Asset Quality Data (Period End)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Nonaccrual loans and leases, including nonaccrual loans held for sale*	$20,527	$18,085	$15,087	$11,362	$13,353
Accruing loans and leases 90 days or more past due	534	2,135	55	1,996	875
Total nonperforming loans and leases	21,061	20,220	15,142	13,358	14,228
Other real estate owned	19,032	19,916	19,345	19,000	19,258
Total nonperforming assets	$40,093	$40,136	$34,487	$32,358	$33,486
Nonaccrual loans and leases / Loans and leases held for investment	0.31%	0.28%	0.23%	0.18%	0.22%
Nonperforming loans and leases / Loans and leases held for investment	0.32%	0.31%	0.23%	0.21%	0.23%
Nonperforming assets / Total assets	0.52%	0.51%	0.45%	0.44%	0.46%

Allowance for credit losses, loans and leases	$85,387	$83,837	$82,709	$80,034	$79,004
Allowance for credit losses, loans and leases / Loans and leases held for investment	1.30%	1.28%	1.28%	1.28%	1.29%
Allowance for credit losses, loans and leases / Nonaccrual loans and leases	415.97%	463.57%	548.21%	704.40%	591.66%
Allowance for credit losses, loans and leases / Nonperforming loans and leases	405.43%	414.62%	546.22%	599.15%	555.27%
*Includes a $5.8 million loan held for sale at September 30, 2023.

	For the three months ended,					For the twelve months ended,
	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Net loan and lease charge-offs	$1,074	$969	$512	$2,842	$908	$5,397	$3,895
Net loan and lease charge-offs (annualized)/Average loans and leases	0.06%	0.06%	0.03%	0.19%	0.06%	0.08%	0.07%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2023
(Dollars in thousands, except per share data)
	For the three months ended,					For the twelve months ended,
For the period:	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Interest income	$101,232	$97,106	$90,139	$83,253	$77,401	$371,730	$252,193
Interest expense	48,472	43,516	35,809	23,936	15,485	151,733	33,896
Net interest income	52,760	53,590	54,330	59,317	61,916	219,997	218,297
Provision for credit losses	1,931	2,024	3,428	3,387	5,416	10,770	12,198
Net interest income after provision for credit losses	50,829	51,566	50,902	55,930	56,500	209,227	206,099
Noninterest income:
Trust fee income	1,943	1,910	1,924	1,955	1,808	7,732	7,743
Service charges on deposit accounts	1,960	1,816	1,725	1,547	1,575	7,048	6,175
Investment advisory commission and fee income	4,561	4,843	4,708	4,752	5,585	18,864	19,748
Insurance commission and fee income	4,596	4,852	5,108	6,487	4,424	21,043	19,065
Other service fee income	2,967	3,020	3,318	3,076	3,236	12,381	12,425
Bank owned life insurance income	823	806	789	767	1,230	3,185	3,787
Net gain on sales of investment securities	—	—	—	—	—	—	30
Net gain on mortgage banking activities	809	1,216	1,039	625	436	3,689	4,412
Other income	961	228	1,222	471	2,164	2,882	4,500
Total noninterest income	18,620	18,691	19,833	19,680	20,458	76,824	77,885
Noninterest expense:
Salaries, benefits and commissions	29,321	29,978	29,875	31,014	29,028	120,188	115,806
Net occupancy	2,751	2,594	2,614	2,727	2,551	10,686	10,193
Equipment	1,066	1,087	986	993	977	4,132	3,904
Data processing	4,444	4,189	4,137	4,029	4,039	16,799	15,215
Professional fees	1,768	1,763	1,669	1,941	1,829	7,141	9,332
Marketing and advertising	632	555	622	371	739	2,180	2,462
Deposit insurance premiums	1,350	1,258	1,116	1,101	708	4,825	3,075
Intangible expenses	212	220	253	253	301	938	1,293
Restructuring charges	189	—	1,330	—	184	1,519	184
Other expense	7,313	7,344	7,197	7,100	6,970	28,954	25,310
Total noninterest expense	49,046	48,988	49,799	49,529	47,326	197,362	186,774
Income before taxes	20,403	21,269	20,936	26,081	29,632	88,689	97,210
Income tax expense	4,149	4,253	4,136	5,047	5,796	17,585	19,090
Net income	$16,254	$17,016	$16,800	$21,034	$23,836	$71,104	$78,120
Net income per share:
Basic	$0.55	$0.58	$0.57	$0.72	$0.82	$2.42	$2.66
Diluted	$0.55	$0.58	$0.57	$0.71	$0.81	$2.41	$2.64
Dividends declared per share	$0.21	$0.21	$0.21	$0.21	$0.21	$0.84	$0.83
Weighted average shares outstanding	29,500,147	29,479,066	29,439,392	29,312,265	29,251,293	29,433,359	29,392,606
Period end shares outstanding	29,511,721	29,508,128	29,471,124	29,427,696	29,271,915	29,511,721	29,271,915

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
December 31, 2023

	For the three months ended,					For the twelve months ended,
Profitability Ratios (annualized)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Return on average assets	0.82%	0.88%	0.91%	1.18%	1.35%	0.94%	1.12%
Return on average assets, excluding restructuring charges (1)	0.83%	0.88%	0.96%	1.18%	1.36%	0.96%	1.13%
Return on average shareholders' equity	7.91%	8.32%	8.35%	10.81%	12.33%	8.83%	10.13%
Return on average shareholders' equity, excluding restructuring charges (1)	7.99%	8.32%	8.88%	10.81%	12.40%	8.97%	10.14%
Return on average tangible common equity (1)(3)	10.23%	10.77%	10.85%	14.11%	16.23%	11.45%	13.36%
Return on average tangible common equity, excluding restructuring charges (1)(3)	10.32%	10.77%	11.52%	14.11%	16.33%	11.64%	13.39%
Net interest margin (FTE)	2.84%	2.96%	3.14%	3.58%	3.76%	3.12%	3.38%
Efficiency ratio (2)	68.3%	67.3%	66.7%	62.2%	56.9%	66.0%	62.4%
Efficiency ratio, excluding restructuring charges (1)(2)	68.0%	67.3%	64.9%	62.2%	56.7%	65.5%	62.4%

Capitalization Ratios
Dividends declared to net income	38.1%	36.4%	36.8%	29.2%	25.8%	34.8%	31.2%
Shareholders' equity to assets (Period End)	10.79%	10.31%	10.59%	10.85%	10.75%	10.79%	10.75%
Tangible common equity to tangible assets (1)	8.70%	8.22%	8.45%	8.63%	8.49%	8.70%	8.49%
Common equity book value per share	$28.44	$27.36	$27.32	$27.13	$26.53	$28.44	$26.53
Tangible common equity book value per share (1)	$22.41	$21.32	$21.27	$21.07	$20.42	$22.41	$20.42

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	9.36%	9.43%	9.59%	9.71%	9.81%	9.36%	9.81%
Common equity tier 1 risk-based capital ratio	10.61%	10.32%	10.26%	10.43%	10.37%	10.61%	10.37%
Tier 1 risk-based capital ratio	10.61%	10.32%	10.26%	10.43%	10.37%	10.61%	10.37%
Total risk-based capital ratio	13.93%	13.58%	13.54%	13.78%	13.67%	13.93%	13.67%
(1) Non-GAAP metric. A reconciliation of this and other non-GAAP financial measures is included at the end of this document.
(2) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(3) Net income before amortization of intangibles to average tangible common equity.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	December 31, 2023			September 30, 2023
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$280,693	$3,804	5.38%	$143,109	$1,865	5.17%
Obligations of state and political subdivisions*	2,277	14	2.44	2,281	16	2.78
Other debt and equity securities	487,310	3,678	2.99	504,060	3,540	2.79
Federal Home Loan Bank, Federal Reserve Bank and other stock	41,361	767	7.36	40,406	712	6.99
Total interest-earning deposits, investments and other interest-earning assets	811,641	8,263	4.04	689,856	6,133	3.53
Commercial, financial, and agricultural loans	973,450	17,485	7.13	995,355	17,545	6.99
Real estate—commercial and construction loans	3,590,477	50,715	5.60	3,552,709	49,548	5.53
Real estate—residential loans	1,585,705	19,133	4.79	1,543,360	18,270	4.70
Loans to individuals	27,667	558	8.00	26,538	525	7.85
Municipal loans and leases*	230,394	2,438	4.20	234,685	2,430	4.11
Lease financings	186,540	2,897	6.16	184,522	2,928	6.30
Gross loans and leases	6,594,233	93,226	5.61	6,537,169	91,246	5.54
Total interest-earning assets	7,405,874	101,489	5.44	7,227,025	97,379	5.35
Cash and due from banks	54,981			62,673
Allowance for credit losses, loans and leases	(84,386)			(83,827)
Premises and equipment, net	51,489			52,071
Operating lease right-of-use assets	31,251			31,647
Other assets	406,314			404,394
Total assets	$7,865,523			$7,693,983
Liabilities:
Interest-bearing checking deposits	$1,193,386	$8,409	2.80%	$1,070,063	$6,703	2.49%
Money market savings	1,845,153	21,133	4.54	1,645,210	17,850	4.30
Regular savings	784,937	874	0.44	828,672	861	0.41
Time deposits	1,188,054	12,748	4.26	1,140,622	11,668	4.06
Total time and interest-bearing deposits	5,011,530	43,164	3.42	4,684,567	37,082	3.14
Short-term borrowings	9,814	1	0.04	93,028	1,117	4.76
Long-term debt	318,805	3,026	3.77	320,000	3,036	3.76
Subordinated notes	148,693	2,281	6.09	148,568	2,281	6.09
Total borrowings	477,312	5,308	4.41	561,596	6,434	4.55
Total interest-bearing liabilities	5,488,842	48,472	3.50	5,246,163	43,516	3.29
Noninterest-bearing deposits	1,458,610			1,538,143
Operating lease liabilities	34,255			34,788
Accrued expenses and other liabilities	68,875			63,374
Total liabilities	7,050,582			6,882,468
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,947,452		2.77	6,784,306		2.54
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,558			299,575
Retained earnings and other equity	356,599			354,156
Total shareholders' equity	814,941			811,515
Total liabilities and shareholders' equity	$7,865,523			$7,693,983
Net interest income		$53,017			$53,863
Net interest spread			1.94			2.06
Effect of net interest-free funding sources			0.90			0.90
Net interest margin			2.84%			2.96%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.93	%		137.76	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustment.
Net interest income includes net deferred costs amortization of $428 thousand and $563 thousand for the three months ended December 31, 2023 and September 30, 2023.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2023 and September 30, 2023 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended December 31,
Tax Equivalent Basis	2023			2022
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$280,693	$3,804	5.38%	$57,059	$487	3.39%
Obligations of state and political subdivisions*	2,277	14	2.44	2,266	17	2.98
Other debt and equity securities	487,310	3,678	2.99	503,451	3,316	2.61
Federal Home Loan Bank, Federal Reserve Bank and other stock	41,361	767	7.36	29,401	493	6.65
Total interest-earning deposits, investments and other interest-earning assets	811,641	8,263	4.04	592,177	4,313	2.89
Commercial, financial, and agricultural loans	973,450	17,485	7.13	1,007,121	14,471	5.70
Real estate—commercial and construction loans	3,590,477	50,715	5.60	3,223,822	39,459	4.86
Real estate—residential loans	1,585,705	19,133	4.79	1,335,220	14,340	4.26
Loans to individuals	27,667	558	8.00	26,772	401	5.94
Municipal loans and leases*	230,394	2,438	4.20	233,684	2,433	4.13
Lease financings	186,540	2,897	6.16	152,962	2,416	6.27
Gross loans and leases	6,594,233	93,226	5.61	5,979,581	73,520	4.88
Total interest-earning assets	7,405,874	101,489	5.44	6,571,758	77,833	4.70
Cash and due from banks	54,981			56,428
Allowance for credit losses, loans and leases	(84,386)			(75,390)
Premises and equipment, net	51,489			50,803
Operating lease right-of-use assets	31,251			30,413
Other assets	406,314			385,369
Total assets	$7,865,523			$7,019,381
Liabilities:
Interest-bearing checking deposits	$1,193,386	$8,409	2.80%	$924,012	$2,746	1.18%
Money market savings	1,845,153	21,133	4.54	1,365,502	7,670	2.23
Regular savings	784,937	874	0.44	1,045,261	492	0.19
Time deposits	1,188,054	12,748	4.26	433,010	1,586	1.45
Total time and interest-bearing deposits	5,011,530	43,164	3.42	3,767,785	12,494	1.32
Short-term borrowings	9,814	1	0.04	101,126	852	3.34
Long-term debt	318,805	3,026	3.77	95,000	324	1.35
Subordinated notes	148,693	2,281	6.09	124,250	1,815	5.80
Total borrowings	477,312	5,308	4.41	320,376	2,991	3.70
Total interest-bearing liabilities	5,488,842	48,472	3.50	4,088,161	15,485	1.50
Noninterest-bearing deposits	1,458,610			2,070,038
Operating lease liabilities	34,255			33,492
Accrued expenses and other liabilities	68,875			60,498
Total liabilities	7,050,582			6,252,189
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,947,452		2.77	6,158,199		1.00
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	300,558			300,121
Retained earnings and other equity	356,599			309,287
Total shareholders' equity	814,941			767,192
Total liabilities and shareholders' equity	$7,865,523			$7,019,381
Net interest income		$53,017			$62,348
Net interest spread			1.94			3.20
Effect of net interest-free funding sources			0.90			0.56
Net interest margin			2.84%			3.76%
Ratio of average interest-earning assets to average interest-bearing liabilities	134.93	%		160.75	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $428 thousand and $516 thousand for the three months ended December 31, 2023 and 2022, respectively.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended December 31, 2023 and 2022 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Twelve Months Ended December 31,
Tax Equivalent Basis	2023			2022
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$130,309	$6,660	5.11%	$325,875	$1,920	0.59%
U.S. government obligations	—	—	—	1,929	40	2.07
Obligations of state and political subdivisions*	2,282	62	2.72	2,302	71	3.08
Other debt and equity securities	505,343	14,225	2.81	510,961	11,392	2.23
Federal Home Loan Bank, Federal Reserve Bank and other stock	40,092	2,869	7.16	27,784	1,627	5.86
Total interest-earning deposits, investments and other interest-earning assets	678,026	23,816	3.51	868,851	15,050	1.73
Commercial, financial, and agricultural loans	991,505	67,487	6.81	963,755	43,861	4.55
Real estate—commercial and construction loans	3,483,576	188,644	5.42	3,060,689	127,906	4.18
Real estate—residential loans	1,505,799	70,349	4.67	1,219,275	47,472	3.89
Loans to individuals	27,063	2,011	7.43	26,642	1,325	4.97
Municipal loans and leases*	232,501	9,597	4.13	236,858	9,703	4.10
Lease financings	178,220	11,025	6.19	144,046	8,791	6.10
Gross loans and leases	6,418,664	349,113	5.44	5,651,265	239,058	4.23
Total interest-earning assets	7,096,690	372,929	5.25	6,520,116	254,108	3.90
Cash and due from banks	58,593			57,196
Allowance for credit losses, loans and leases	(82,474)			(72,069)
Premises and equipment, net	51,921			51,362
Operating lease right-of-use assets	31,351			30,443
Other assets	400,949			369,244
Total assets	$7,557,030			$6,956,292
Liabilities:
Interest-bearing checking deposits	$1,034,327	$23,668	2.29%	$884,656	$5,010	0.57%
Money market savings	1,611,169	64,153	3.98	1,389,226	13,835	1.00
Regular savings	871,332	3,249	0.37	1,056,019	1,269	0.12
Time deposits	931,944	34,979	3.75	443,845	5,308	1.20
Total time and interest-bearing deposits	4,448,772	126,049	2.83	3,773,746	25,422	0.67
Short-term borrowings	148,776	7,095	4.77	60,468	1,389	2.30
Long-term debt	263,877	9,464	3.59	95,000	1,287	1.35
Subordinated notes	148,507	9,125	6.14	105,356	5,798	5.50
Total borrowings	561,160	25,684	4.58	260,824	8,474	3.25
Total interest-bearing liabilities	5,009,932	151,733	3.03	4,034,570	33,896	0.84
Noninterest-bearing deposits	1,646,286			2,068,086
Operating lease liabilities	34,474			33,508
Accrued expenses and other liabilities	60,671			48,629
Total liabilities	6,751,363			6,184,793
Total interest-bearing liabilities and noninterest-bearing deposits ("Cost of Funds")	6,656,218		2.28	6,102,656		0.56
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	299,804			299,121
Retained earnings and other equity	348,079			314,594
Total shareholders' equity	805,667			771,499
Total liabilities and shareholders' equity	$7,557,030			$6,956,292
Net interest income		$221,196			$220,212
Net interest spread			2.22			3.06
Effect of net interest-free funding sources			0.90			0.32
Net interest margin			3.12%			3.38%
Ratio of average interest-earning assets to average interest-bearing liabilities	141.65	%		161.61	%

*Obligations of states and political subdivisions and municipal loans and leases are tax-exempt earning assets.
Notes: For rate calculation purposes, average loan and lease categories include deferred fees and costs and purchase accounting adjustments.
Net interest income includes net deferred costs amortization of $2.1 million and $1.8 million for the twelve months ended December 31, 2023 and 2022, respectively.

Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the twelve months ended December 31, 2023 and 2022 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Loan Portfolio Overview (Unaudited)
December 31, 2023

(Dollars in thousands)
Industry Description	Total Outstanding Balance	% of Commercial Loan Portfolio
CRE - Retail	$469,890	9.0%
Animal Production	361,597	6.9
CRE - Multi-family	320,176	6.2
CRE - Office	299,718	5.8
CRE - 1-4 Family Residential Investment	285,559	5.5
CRE - Industrial / Warehouse	248,611	4.8
Hotels & Motels (Accommodation)	190,639	3.7
Specialty Trade Contractors	164,798	3.2
Education	161,325	3.1
Homebuilding (tract developers, remodelers)	153,239	2.9
Nursing and Residential Care Facilities	150,666	2.9
Motor Vehicle and Parts Dealers	138,581	2.7
Merchant Wholesalers, Durable Goods	118,351	2.3
CRE - Mixed-Use - Residential	110,458	2.1
Crop Production	103,285	2.0
Repair and Maintenance	97,682	1.9
Wood Product Manufacturing	85,292	1.6
Real Estate Lenders, Secondary Market Financing	80,755	1.6
Rental and Leasing Services	79,767	1.5
Fabricated Metal Product Manufacturing	73,545	1.4
CRE - Mixed-Use - Commercial	72,685	1.4
Religious Organizations, Advocacy Groups	72,685	1.4
Personal and Laundry Services	72,117	1.4
Administrative and Support Services	70,754	1.4
Amusement, Gambling, and Recreation Industries	70,686	1.4
Merchant Wholesalers, Nondurable Goods	65,491	1.3
Food Services and Drinking Places	65,143	1.3
Private Equity & Special Purpose Entities (except 52592)	63,447	1.2
Miniwarehouse / Self-Storage	61,964	1.2
Food Manufacturing	59,662	1.1
Truck Transportation	53,306	1.0
Industries with >$50 million in outstandings	$4,421,874	85.0%
Industries with <$50 million in outstandings	$782,111	15.0%
Total Commercial Loans	$5,203,985	100.0%

Consumer Loans and Lease Financings	Total Outstanding Balance
Real Estate-Residential Secured for Personal Purpose	$909,015
Real Estate-Home Equity Secured for Personal Purpose	179,282
Loans to Individuals	27,749
Lease Financings	247,183
Total Consumer Loans and Lease Financings	$1,363,229

Total	$6,567,214

Univest Financial Corporation
Non-GAAP Reconciliation
December 31, 2023

Management uses non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See the table below for additional information on non-GAAP measures used throughout this earnings release.

	As of or for the three months ended,					As of or for the twelve months ended,
(Dollars in thousands)	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022	12/31/2023	12/31/2022
Restructuring charges (a)	$189	$—	$1,330	$—	$184	$1,519	$184
Tax effect of restructuring charges	(40)	—	(279)	—	(39)	(319)	(39)
Restructuring charges, net of tax	$149	$—	$1,051	$—	$145	$1,200	$145

Net income	$16,254	$17,016	$16,800	$21,034	$23,836	$71,104	$78,120
Amortization of intangibles, net of tax	167	174	200	200	238	741	1,021
Net income before amortization of intangibles	$16,421	$17,190	$17,000	$21,234	$24,074	$71,845	$79,141

Shareholders' equity	$839,208	$807,198	$805,222	$798,496	$776,500	$839,208	$776,500
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,405)	(2,558)	(2,767)	(3,054)	(3,251)	(2,405)	(3,251)
Tangible common equity	$661,293	$629,130	$626,945	$619,932	$597,739	$661,293	$597,739

Total assets	$7,777,218	$7,828,066	$7,600,150	$7,358,991	$7,222,016	$7,777,218	$7,222,016
Goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Other intangibles (b)	(2,405)	(2,558)	(2,767)	(3,054)	(3,251)	(2,405)	(3,251)
Tangible assets	$7,599,303	$7,649,998	$7,421,873	$7,180,427	$7,043,255	$7,599,303	$7,043,255

Average shareholders' equity	$814,941	$811,515	$806,709	$789,153	$767,192	$805,667	$771,499
Average goodwill	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)	(175,510)
Average other intangibles (b)	(2,477)	(2,680)	(2,924)	(3,137)	(3,355)	(2,802)	(3,694)
Average tangible common equity	$636,954	$633,325	$628,275	$610,506	$588,327	$627,355	$592,295

(a) Associated with financial service center optimization and headcount rationalization expense management strategies
(b) Amount does not include mortgage servicing rights